Exhibit 99.1

Bowlero Corp. Announces $200 million Share & Warrant Repurchase Program

RICHMOND, Va. February 7, 2022 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), the world’s largest owner and operator of bowling centers, today announced that its board of directors has approved a repurchase program for up to $200 million of its outstanding shares of Class A common stock and warrants through February 3, 2024. Bowlero plans to repurchase its shares or warrants either in the open market or through privately negotiated transactions.

“The authorization to buy back up to $200 million of its shares of Class A common stock and warrants provides the Company with another mechanism to maximize long-term value for our shareholders,” said Tom Shannon, Bowlero Corp.’s Chairman and CEO. “We remain confident in our strategy and believe that our current stock price represents a significant discount to the intrinsic value of the Company. We plan to continue to invest in the acquisition, building and converting of bowling centers, and the repurchase program announced today provides us with additional flexibility to create long-term value for investors. We remain committed to a disciplined capital allocation strategy, including investments in our strategic priorities and return of capital to our shareholders.”

Share and warrant repurchases and the timing thereof will depend upon market conditions, corporate liquidity requirements and priorities, debt agreement limitations and other factors as may be considered in the Company’s sole discretion. The share repurchase program does not obligate the Company to repurchase any particular amount of Class A common stock or warrants and may be suspended or discontinued at any time without notice.

About Bowlero Corp.

Bowlero Corp. is the worldwide leader in bowling entertainment. With more than 300 bowling centers across North America, Bowlero Corp. serves more than 26 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. Bowlero Corp. is also home to the Professional Bowlers Association, which it acquired in 2019 and which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp., please visit BowleroCorp.com.

Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the impact of COVID-19 or other adverse public health developments on our business; our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees; changes in consumer preferences and buying patterns; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; the risk that the market for our entertainment offerings may not develop on the timeframe or in the manner that we currently anticipate; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business, including the COVID-19 pandemic and other factors described under the section titled “Risk Factors” in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Contacts:

For Media:
Jillian Laufer
JLaufer@BowleroCorp.com

For Investors:
ICR, Inc.
Ryan Lawrence
Ryan.Lawrence@icrinc.com

Ashley DeSimone
Ashley.desimone@icrinc.com